Exhibit 99.1

Contact:
Investors:	Media:
Traci McCarty	Marni Kottle
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(650) 374-2803

BioMarin Reports First Quarter 2025 Results and Reaffirms Full-year Guidance
First Quarter 2025 Total Revenues of $745 million (+15% Y/Y and +17% at Constant Currency Y/Y)
First Quarter 2025 GAAP Diluted Earnings Per Share (EPS) of $0.95 (+107% Y/Y)
First Quarter 2025 Non-GAAP Diluted EPS of $1.13 (+59% Y/Y)
Conference Call and Webcast Scheduled Today at 4:30 p.m. ET

SAN RAFAEL, Calif., May 1, 2025 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) today announced financial results for the first quarter ended March 31, 2025.
“During the first quarter, we saw continued high demand for our innovative medicines resulting in strong revenue growth and profitability,” said Alexander Hardy, President and Chief Executive Officer of BioMarin. “Products in our pipeline also advanced according to plan. In April, we shared positive top-line results from the Phase 3 PALYNZIQ® study for the treatment of adolescents with phenylketonuria between the ages of 12 and 17. Also in April, we were pleased to conclude enrollment in the pivotal study in hypochondroplasia with VOXZOGO, keeping us on track to launch in 2027, should data be supportive.”

Mr. Hardy continued, “For the remainder of 2025, we look forward to continued momentum in our global expansion of VOXZOGO® for achondroplasia. Across our Enzyme Therapies, we plan to build upon strong PALYNZIQ performance in the quarter, as well as initiatives to drive uptake of our other therapies to reach an even greater number of patients around the world. In addition to our strong financial outlook, we expect to advance multiple new indications with VOXZOGO in our CANOPY clinical program, share early clinical results from both BMN 351 for Duchenne Muscular dystrophy and BMN 333, our long-acting C-type natriuretic peptide, as well as execute on our business development strategy. We are delivering strong growth and profitability while we continue to implement BioMarin’s new strategy and operating model. We look forward to seeing the benefits of this transformation flow through our results in the coming quarters and beyond.”

First Quarter 2025 Financial Highlights
•Total Revenues for the first quarter of 2025 were $745 million, an increase of 15% compared to the same period in 2024, driven by strong 40% year-over-year VOXZOGO revenue growth from new patients initiating therapy across all regions. In the quarter, revenues from BioMarin’s Enzyme Therapies (ALDURAZYME®, BRINEURA®, NAGLAZYME®, PALYNZIQ and VIMIZIM®) increased 8% compared to the first quarter of 2024, driven by a combination of increased patient demand and the timing of large government orders in all regions. The increase was partially offset by lower KUVAN® product revenues attributed to continued generic competition as a result of the loss of market exclusivity.

•GAAP Net Income increased by $97 million to $186 million in the first quarter of 2025 compared to the same period in 2024, an increase of 109%, primarily attributed to higher gross profit driven by the factors noted above. The increase was also attributed to lower operating expenses following the termination of certain early stage development programs following the company’s 2024 strategic portfolio review and focused ROCTAVIAN strategy announced in the second half of 2024. These increases were partially offset by higher tax provision primarily due to increase in taxable income.

•Non-GAAP Income increased by $81 million to $221 million in the first quarter of 2025 compared to the same period in 2024, representing 58% growth. The increase in Non-GAAP Income was primarily due to the factors noted above.

First Quarter 2025 Business Highlights

Innovation
•Skeletal Conditions: In March 2025, BioMarin presented new data demonstrating favorable safety and strong adherence in real-world clinical practice with VOXZOGO in children with achondroplasia under the age of 3 years old at the 2025 American College of Medical Genetics and Genomics (ACMG) Annual Meeting. No treatment-related adverse events nor any dose interruptions were reported among 63 children followed for up to 23.7 months. These real-world findings further validate VOXZOGO's established safety profile and reinforce the therapeutic benefit seen in clinical studies. The study's safety results, including in infants as young as 1 month old, add to the growing body of evidence supporting early treatment initiation with VOXZOGO, consistent with new international treatment guidelines published in the journal Nature Reviews Endocrinology earlier this year.

•In April 2025, BioMarin completed enrollment in its pivotal Phase 3 study with VOXZOGO in hypochondroplasia and the company is on track to share topline data in 2026, with a potential launch in 2027. BioMarin plans to leverage its multiyear track record treating children with achondroplasia, a related condition, to raise awareness and treat children with hypochondroplasia across the globe. The CANOPY clinical program is continuing to advance VOXZOGO in additional new indications, including idiopathic short stature, Noonan syndrome, Turner syndrome, and SHOX deficiency.

•With BMN 333, BioMarin’s long-acting C-type natriuretic peptide (CNP), the company enrolled multiple cohorts of healthy volunteers in its first-in-human study, with initial pharmacokinetic (PK) data expected by year-end. Detailed data from this study is expected to be presented at a scientific forum in the first half of 2026. Pre-clinical data with BMN 333 demonstrated sustained 100 pM concentrations for free CNP, representing an approximate 2-3 fold increase versus published data in an analogous pre-clinical model for other long-acting CNP analogs.

•Additionally, BioMarin recently met with FDA and reached agreement on an overall clinical development plan for BMN 333 in achondroplasia. Assuming the Phase 1 data are supportive, the company plans to initiate a registration-enabling study in 2026, supporting a previously disclosed target for 2030 approval. BioMarin plans to seek similar agreements with additional global regulators in the coming months.

•The company announced in April that its pivotal study with PALYNZIQ for the treatment of adolescents between the ages of 12 and 17 met its primary efficacy endpoint, demonstrating a statistically significant lowering in blood Phe levels. These data will support the planned submission of applications in the second half of 2025 to expand PALYNZIQ age eligibility in the United States and Europe.

•Other Clinical Pipeline Programs: BMN 351, BioMarin’s next generation oligonucleotide for Duchenne Muscular Dystrophy, and BMN 349, an oral therapeutic for Alpha-1 antitrypsin deficiency (AATD)-associated liver disease, continue to advance. Initial data for BMN 351 is anticipated to be presented at a scientific congress in the second half of 2025 (including muscle dystrophin levels from the 6 mg/kg cohort after 25 weeks of dosing).

•During a recent strategic portfolio assessment of R&D programs, BioMarin determined that the evolving profile for BMN 370, a pre-clinical candidate for the treatment of von Willebrand disease, did not meet its threshold for further development and commercialization. The program has been discontinued and impacted employees have been redeployed within BioMarin.

Growth

•Total VOXZOGO revenue in the first quarter increased 40% compared to the same period in 2024, representing continued strong global demand since its commercial launch in 2021. As of the end of the quarter, children with achondroplasia in 49 countries around the world were being treated with VOXZOGO.

•In the U.S., BioMarin is investing in focused initiatives to drive continued expansion. These efforts include increasing field personnel to broaden the prescriber base and adding awareness platforms to drive adoption of VOXZOGO treatment. This is expected to begin increasing the rate of U.S. expansion in the second half of the year. Outside of the U.S. (OUS), from where the majority of VOXZOGO revenue is generated, uneven ordering patterns, consistent with BioMarin’s other brands, were observed. This OUS dynamic is expected to result in VOXZOGO full-year revenues being more weighted towards the second half of 2025.

•Enzyme Therapies revenues grew 8% in the first quarter Y/Y, driven by strong continued demand for PALYNZIQ. Strong PALYNZIQ performance as well as solid growth from BioMarin’s other enzyme treatments are expected to continue throughout 2025.

Value Commitment

•In the first quarter of 2025, BioMarin delivered strong results across the business. Total revenues for the first quarter grew 15% Y/Y. First quarter GAAP Operating Margin of 30.0% expanded 16.4 percentage points Y/Y while GAAP Diluted EPS of $0.95 increased 107% Y/Y. First quarter Non-GAAP Operating Margin of 35.7% expanded 11.9 percentage points Y/Y while Non-GAAP Diluted EPS of $1.13 increased 59% Y/Y. These measures of profitability increased at rates faster than revenue growth, representing the company’s focus on operational efficiency.

•During the quarter, BioMarin continued to realize the benefits of cost transformation initiatives implemented in 2024, resulting in a decrease in GAAP and Non-GAAP R&D and SG&A expenses Y/Y. Throughout the remainder of 2025, BioMarin expects to increase investments in VOXZOGO indication expansion, clinical pipeline development, and commercialization initiatives supporting the company’s Skeletal Conditions and Enzyme Therapies business units.

•The company generated operating cash flows totaling $174 million in first quarter 2025, an increase of 271% compared to first quarter 2024. Total cash and investments at the end of the first quarter were approximately $1.8 billion, and with anticipated increasing profitability, BioMarin is positioned to generate increasing operating cash flow into the future.

•Today, the company reaffirmed its previously communicated 2025 full-year financial guidance, which reflects the impact of tariffs that have already been enacted but does not reflect the impact of potential future pharmaceutical tariffs. BioMarin has immaterial exposure to U.S. tariffs for China, Mexico and Canada across its global supply chain operations and product sales.

Financial Highlights (in millions of U.S. dollars, except per share data, unaudited)

	Three Months Ended March 31,
	2025	2024	% Change

Total Revenues	$745	$649	15%

Net Product Revenues by Product:
VOXZOGO	$214	$153	40%

Enzyme Therapies:
VIMIZIM	$188	$193	(3)%
NAGLAZYME	114	106	8%
PALYNZIQ	93	76	22%
ALDURAZYME	49	35	40%
BRINEURA	40	39	3%
Total Enzyme Therapies Revenue	$484	$449	8%

KUVAN	$25	$36	(31)%
ROCTAVIAN®	$11	$1	1,000%

GAAP Net Income	$186	$89	109%
Non-GAAP Income (1)	$221	$140	58%
GAAP Operating Margin % (2)	30.0%	13.6%
Non-GAAP Operating Margin % (1)	35.7%	23.8%
GAAP Diluted Earnings per Share (EPS)	$0.95	$0.46	107%
Non-GAAP Diluted EPS (1)	$1.13	$0.71	59%

	March 31, 2025	December 31, 2024
Total cash, cash equivalents & investments	$1,779	$1,659
(1)    Refer to Non-GAAP Information beginning on page 10 of this press release for definitions of Non-GAAP Income, Non-GAAP Operating Margin percentage and Non-GAAP Diluted EPS along with the related reconciliations to the comparable information reported under U.S. GAAP.
(2)     GAAP Operating Margin percentage is defined by the company as GAAP Income from Operations divided by Total Revenues.

Forward-Looking Non-GAAP Financial Information
BioMarin does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the company is unable to predict with reasonable certainty the financial impact of changes resulting from its strategic portfolio and business operating model reviews; potential future asset impairments; gains and losses on investments; and other unusual gains and losses without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. As such, any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

2025 Full-Year Financial Guidance (in millions, except % and EPS amounts)

Item	2025 Guidance Reaffirmed
Total Revenues (1)	$3,100	to	$3,200
Non-GAAP Operating Margin % (2)	32%	to	33%
Non-GAAP Diluted EPS (2)(3)	$4.20	to	$4.40
(1)    VOXZOGO contribution to full-year 2025 Total Revenues expected to be in the range of $900 million to $950 million.
(2)    Refer to Non-GAAP Information beginning on page 10 of this press release for definitions of Non-GAAP Operating Margin and Non-GAAP Diluted EPS.
(3)    Non-GAAP Diluted EPS guidance assumes approximately 200 million Weighted-Average Diluted Shares Outstanding.

BioMarin will host a conference call and webcast to discuss first quarter 2025 financial results today, Thursday, May 1, 2025, at 4:30 p.m. ET. This event can be accessed through this link or on the investor section of the BioMarin website at www.biomarin.com.

U.S./Canada Dial-in Number: 888-596-4144	Replay Dial-in Number: 800-770-2030
International Dial-in Number: 646-968-2525	Replay International Dial-in Number: 609-800-9909
Conference ID: 4327591	Conference ID: 4327591
About BioMarin
BioMarin is a global biotechnology company dedicated to translating the promise of genetic discovery into medicines that make a profound impact on the life of each patient. The San Rafael, California-based company, founded in 1997, has a proven track record of innovation with eight commercial therapies and a strong clinical and preclinical pipeline. Using a distinctive approach to drug discovery and development, BioMarin pursues treatments that offer new possibilities for patients and families around the world navigating rare or difficult to treat genetic conditions. To learn more, please visit www.biomarin.com.

Forward-Looking Statements
This press release and the associated conference call and webcast contain forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc. (BioMarin), including, without limitation, statements about: future financial performance, including the expectations of Total Revenues, Non-GAAP Operating Margin percentage, Non-GAAP Diluted EPS and Operating Cash Flow for, in certain instances, the full-year 2025 and future periods, as well as profitability growth in 2025, and the underlying drivers of those results, such as the revenue opportunity represented by treatments for Skeletal Conditions, namely VOXZOGO, the expected demand and continued growth of BioMarin’s Enzyme Therapies portfolio, including PALYNZIQ, and the expectation regarding the full realization of the benefits of BioMarin’s cost transformation program; plans regarding BioMarin’s revamped corporate strategy and operating model in 2025 and beyond, including expected growth in the Skeletal Conditions business unit and execution of BioMarin’s business development strategy, and its anticipated benefits; the timing of orders for commercial products; BioMarin’s ability to meet product demand; the timing of BioMarin’s clinical development and commercial prospects, including announcements of data from clinical studies and trials; the clinical development and commercialization of BioMarin’s product candidates and commercial products, including (i) expected advancements of pipeline candidates, including BMN 333, BMN 349 and BMN 351, the anticipated initial data read-out for BMN 351 in the second half of 2025, the expected data and data presentation for BMN 333 in the first half of 2026 and plans to initiate a registration-enabling study for BMN 333 in 2026, as well as plans to seek similar agreements with additional global regulators in the coming months; (ii) plans to submit applications to expand PALYNZIQ age eligibility for the treatment of adolescents with phenylketonuria between the ages of 12 and 17 in the U.S. and Europe in the second half of 2025; (iii) expected topline data from the pivotal study in hypochondroplasia in 2026 and launch in 2027; (iv) the expectations regarding global expansion of VOXZOGO for achondroplasia and expected increase in the rate of U.S. expansion in the second half of 2025; (v) plans to advance five new VOXZOGO indications with BioMarin’s CANOPY clinical program; and (vi) plans to reach greater number of patients around the world across BioMarin’s Enzyme Therapies; the expected benefits and availability of BioMarin’s commercial products and product candidates; and potential growth opportunities and trends.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: BioMarin’s success in the commercialization of its commercial products; impacts of macroeconomic and other external factors on BioMarin’s operations, such as trade wars and potential future pharmaceutical tariffs; results and timing of current and planned preclinical studies and clinical trials and the release of data from those trials; BioMarin’s ability to successfully manufacture its commercial products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products; actual sales of BioMarin’s commercial products; and those factors detailed in BioMarin's filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption "Risk Factors" in BioMarin's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated by any subsequent reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, BRINEURA®, KUVAN®, NAGLAZYME®, PALYNZIQ®, ROCTAVIAN®, VIMIZIM® and VOXZOGO® are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates. ALDURAZYME® is a registered trademark of BioMarin/Genzyme LLC. All other brand names and service marks, trademarks and other trade names appearing in this release are the property of their respective owners.

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended March 31, 2025 and 2024
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024

REVENUES:
Net product revenues	$734,644	$637,815
Royalty and other revenues	10,501	11,018
Total revenues	745,145	648,833
OPERATING EXPENSES:
Cost of sales	151,558	125,180
Research and development	158,731	204,987
Selling, general and administrative	206,116	225,906
Intangible asset amortization	4,847	14,298
Gain on sale of nonfinancial assets	—	(10,000)
Total operating expenses	521,252	560,371
INCOME FROM OPERATIONS	223,893	88,462

Interest income	19,013	19,365
Interest expense	(2,863)	(3,547)
Other income (expense), net	(1,954)	1,267
INCOME BEFORE INCOME TAXES	238,089	105,547
Provision for income taxes	52,403	16,885
NET INCOME	$185,686	$88,662
EARNINGS PER SHARE, BASIC	$0.97	$0.47
EARNINGS PER SHARE, DILUTED	$0.95	$0.46
Weighted average common shares outstanding, basic	190,967	188,866
Weighted average common shares outstanding, diluted	196,474	199,262

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2025 and 2024
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024 ⁽¹⁾
ASSETS
Current assets:
Cash and cash equivalents	$1,048,803	$942,842
Short-term investments	223,532	194,864
Accounts receivable, net	739,177	660,535
Inventory	1,274,848	1,232,653
Other current assets	181,545	201,533
Total current assets	3,467,905	3,232,427
Noncurrent assets:
Long-term investments	506,724	521,238
Property, plant and equipment, net	1,032,613	1,043,041
Intangible assets, net	247,346	255,278
Goodwill	196,199	196,199
Deferred tax assets	1,460,566	1,489,366
Other assets	235,654	251,391
Total assets	$7,147,007	$6,988,940
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$628,213	$606,988
Total current liabilities	628,213	606,988
Noncurrent liabilities:
Long-term convertible debt, net	595,650	595,138
Other long-term liabilities	129,685	128,824
Total liabilities	1,353,548	1,330,950
Stockholders’ equity:
Common stock, $0.001 par value: 500,000,000 shares authorized; 191,755,802 and 190,761,349 shares issued and outstanding, respectively	192	191
Additional paid-in capital	5,794,302	5,802,068
Company common stock held by the Nonqualified Deferred Compensation Plan	(11,177)	(11,227)
Accumulated other comprehensive income (loss)	19,151	61,653
Accumulated deficit	(9,009)	(194,695)
Total stockholders’ equity	5,793,459	5,657,990
Total liabilities and stockholders’ equity	$7,147,007	$6,988,940

(1)    December 31, 2024 balances were derived from the audited Consolidated Financial Statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025.

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2025 and 2024
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$185,686	$88,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,069	27,350
Non-cash interest expense	660	990
Accretion of discount on investments	(1,362)	(2,502)
Stock-based compensation	37,700	58,249
Gain on sale of nonfinancial assets	—	(10,000)
Impairment of assets	2,967	—
Deferred income taxes	28,429	285
Unrealized foreign exchange gain	(10,026)	(10,804)
Other	(1,267)	127
Changes in operating assets and liabilities:
Accounts receivable, net	(57,590)	(3,386)
Inventory	(24,335)	(16,820)
Other current assets	(6,327)	(17,353)
Other assets	(1,624)	(12,130)
Accounts payable and accrued liabilities	(2,655)	(59,006)
Other long-term liabilities	2,069	3,309
Net cash provided by operating activities	174,394	46,971
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(16,768)	(26,104)
Maturities and sales of investments	77,804	131,533
Purchases of investments	(89,274)	(121,665)
Proceeds from sale of nonfinancial assets	—	10,000
Purchase of intangible assets	—	(8,000)
Net cash used in investing activities	(28,238)	(14,236)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of awards under equity incentive plans	—	7,197
Taxes paid related to net share settlement of equity awards	(38,779)	(49,948)
Other	—	(42)
Net cash used in financing activities	(38,779)	(42,793)
Effect of exchange rate changes on cash	(1,416)	1,927
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	105,961	(8,131)
Cash and cash equivalents:
Beginning of period	$942,842	$755,127
End of period	$1,048,803	$746,996

Non-GAAP Information
The results presented in this press release include both GAAP information and Non-GAAP information. Non-GAAP Income is defined by the company as GAAP Net Income excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. The company also includes a Non-GAAP adjustment for the estimated tax impact of the reconciling items. Non-GAAP R&D expenses and Non-GAAP SG&A expenses are defined by the company as GAAP R&D expenses and GAAP SG&A expenses, respectively, excluding stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. Non-GAAP Operating Margin percentage is defined by the company as GAAP Income from Operations, excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items, divided by GAAP Total Revenues. Non-GAAP Diluted EPS is defined by the company as Non-GAAP Income divided by Non-GAAP Weighted-Average Diluted Shares Outstanding. Non-GAAP Weighted-Average Diluted Shares Outstanding is defined by the company as GAAP Weighted-Average Diluted Shares Outstanding, adjusted to include any common shares issuable under the company’s equity plans and convertible debt in periods when they are dilutive under Non-GAAP. The company’s presentation of percentage changes in total revenues at Constant Currency rates, which is computed using current period local currency sales at the prior period’s foreign exchange rates, is also a Non-GAAP financial measure. This measure provides information about growth (or declines) in the company’s total revenue as if foreign currency exchange rates had not changed between the prior period and the current period.
BioMarin regularly uses both GAAP and Non-GAAP results and expectations internally to assess its financial operating performance and evaluate key business decisions related to its principal business activities: the discovery, development, manufacture, marketing and sale of innovative biologic therapies. Because Non-GAAP Income, Non-GAAP R&D expenses, Non-GAAP SG&A expenses, Non-GAAP Operating Margin percentage, Non-GAAP Diluted EPS, Non-GAAP Weighted-Average Diluted Shares Outstanding and Constant Currency are important internal measurements for BioMarin, the company believes that providing this information in conjunction with BioMarin’s GAAP information enhances investors’ and analysts’ ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s principal business. BioMarin also uses Non-GAAP Income internally to understand, manage and evaluate its business and to make operating decisions, and compensation of executives is based in part on this measure.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial information prepared in accordance with GAAP. Investors should note that the Non-GAAP information is not prepared under any comprehensive set of accounting rules or principles and does not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these Non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its Non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Because of the non-standardized definitions, the Non-GAAP financial measure as used by BioMarin in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The following tables present the reconciliation of GAAP reported to Non-GAAP adjusted financial information:

Reconciliation of GAAP Reported Information to Non-GAAP Information (1)
(In millions of U.S. dollars, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024

GAAP Reported Net Income	$186	$89
Adjustments
Stock-based compensation expense - COS	2	3
Stock-based compensation expense - R&D	12	21
Stock-based compensation expense - SG&A	23	34
Amortization of intangible assets	5	14
Gain on sale of nonfinancial assets (2)	—	(10)
Severance and restructuring costs (3)	—	3
Loss on investments (4)	3	—
Income tax effect of adjustments	(10)	(15)
Non-GAAP Income	$221	$140

	Three Months Ended March 31,
	2025		2024
	Dollar	Percentage	Dollar	Percentage
GAAP Change in Total Revenues	$96	15%	$52	9%
Adjustment for unfavorable impact of foreign currency exchange rates on product sales denominated in currencies other than U.S. dollars	14		23
Non-GAAP change in Total Revenues at Constant Currency	$110	17%	$75	13%

	Three Months Ended March 31,
	2025		2024
	R&D	SG&A	R&D	SG&A

GAAP expenses	$159	$206	$205	$226
Adjustments
Stock-based compensation expense	(12)	(23)	(21)	(34)
Severance and restructuring costs (3)	—	—	—	(3)
Non-GAAP expenses	$147	$183	$184	$188

	Three Months Ended March 31,
	2025	Percent of GAAP Total Revenue	2024	Percent of GAAP Total Revenue

GAAP Income from Operations	$224	30.0%	$88	13.6%
Adjustments
Stock-based compensation expense	37	5.0	58	9.0
Amortization of intangible assets	5	0.7	14	2.2
Gain on sale of nonfinancial assets (2)	—	—	(10)	(1.5)
Severance and restructuring costs (3)	—	—	3	0.5
Non-GAAP Income from Operations	$266	35.7%	$154	23.8%

	Three Months Ended March 31,
	2025	2024

GAAP Diluted EPS	$0.95	$0.46
Adjustments
Stock-based compensation expense	0.19	0.29
Amortization of intangible assets	0.03	0.07
Gain on sale of nonfinancial assets (2)	—	(0.05)
Severance and restructuring costs (3)	—	0.02
Loss on investments (4)	0.02	—
Income tax effect of adjustments	(0.05)	(0.08)
Non-GAAP Diluted EPS (5)	$1.13	$0.71

(1)    Certain amounts may not sum or recalculate due to rounding.
(2)     Represents a payment triggered by a third party's attainment of a regulatory approval milestone related to previously sold intangible assets.
(3)    These amounts were included in SG&A and represent severance and restructuring costs related to the Company's 2024 corporate initiatives and the associated organizational redesign efforts.
(4)    Represents an impairment loss on non-marketable equity securities recorded in Other income (expense), net.
(5)    Non-GAAP Weighted-Average Diluted Shares Outstanding were 196.5 million and 199.3 million shares for the three months ended March 31, 2025 and 2024, respectively, which were equal to the respective GAAP Weighted-Average Diluted Shares Outstanding in the periods presented.